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                                                                  EXHIBIT 99.B11

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the financial statements of the Kemper State Tax-Free Income Series -- Kemper Florida Tax-Free Income Fund, Kemper New Jersey Tax-Free Income Fund, Kemper New York Tax-Free Income Fund, Kemper Pennsylvania Tax-Free Income Fund, Kemper California Tax-Free Income Fund, Kemper Michigan Tax-Free Income Fund, Kemper Ohio Tax-Free Income Fund and Kemper Texas Tax-Free Income Fund dated October 13, 1995 in the Registration Statement (Form N-1A) of Kemper State Tax-Free Income Series and their incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission Statement in this Post-Effective Amendment No. 24 under the Securities Act of 1933 (Registration No. 2-81549) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3657).


                                     /s/ ERNST & YOUNG LLP
                                         ERNST & YOUNG LLP


Chicago, Illinois
November 30, 1995